Exhibit 10.47

                              CONTRACTOR AGREEMENT

     THIS CONTRACTOR COMPENSATION AGREEMENT (the "Agreement") is entered into as of and effective the 17th day of November 1997, by and between POLYNOS INVESTMENTS, N.V., located at Frontstreet 7, SMITCO Building, Suite 3-4, Philipsburg, St. Maarten, N.W.I. a Netherlands Antilles company ("Contractor"), and APOLLO INTERNATIONAL OF DELAWARE, INC., located at 6542 N. US Hwy 41, Suite 215, Apollo Beach, FL 33572, a Delaware corporation ("Company").

                                  WITNESSETH:

     WHEREAS, Company is engaged in the business of owning and operating a high technology design and manufacturing company; and

     WHEREAS, Contractor has provided significant business knowledge and expertise which the Company deems of great value to its continued operations; and

     WHEREAS, Company desires to compensate Contractor for the services it previously provided on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, Company is hereby acknowledges receipt of Contractor's services and is desirous of compensating Contractor as hereinafter set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. ACKNOWLEDGEMENT OF SERVICES. Company acknowledges that Contractor has previously provided business advice to Company which has enabled Company to achieve successful business results. Company desires to compensate Contractor for the services it provided to Company as in independent contractor.

     2.  COMPENSATION.

     Company agrees to pay Contractor, and Contractor agrees to accept for Contractor's services rendered, compensation of Seven Thousand Eight Hundred Twelve and 50/100 ($7,812.50) per month commencing on the first day of the calendar month starting January, 1998 and continuing thereafter until and including twelve (12) successive months for a total of Ninety Three Thousand Seven Hundred Fifty and 00/100 ($93,750.00) Dollars.

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     3. NATURE OF RELATIONSHIP. Contractor herein was an independent contractor and did not act as Company's agent, nor shall as an employee of Company for the purposes of any employee benefit programs, or be deemed an employee of Company for purposes of income tax withholding, FICA taxes, unemployment benefits, workers compensation benefits, or otherwise. The Contractor shall not enter into any agreement or incur any obligations on Company's behalf, or commit Company in any manner without Company's prior written consent. As an independent contractor, the Contractor understands and agrees that Contractor is solely responsible for the control and supervision of the means by which Contractor's services were performed.

     5. NONDISCLOSURE COVENANTS. Except as permitted or directed by Company, neither Contractor nor its principals or agents shall divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of Company which Contractor has acquired or become acquainted with during any period of the retention of the Contractor by Company, whether developed by the Contractor or by others. The Contractor acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of Company and represents a substantial investment by Company, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of Company, would be wrongful and would cause irreparable harm to Company. The Contractor will refrain from any acts or omissions that would reduce the value of such knowledge or information to Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Contractor or a breach of a confidentiality obligation owed to Company. Upon termination of this Agreement, Contractor will turn over to Company or make such disposition thereof as may be directed or approved by Company, any notebook, data, information, or other material acquired or compiled by Contractor in carrying out the terms of this Agreement.

     5. NON-COMPETITION. During the term hereof and for a period of three (3) years following the terminaton or expiration hereof, Contractor agrees that neither Contractor nor its principals or agents will, directly or indirectly, in any country in which the Company then operates either directly or though distributors, sales representatives, or original equipment manufacturers, own, manage, work for, consult to, operate, or control, in each case directly or indirectly, any business that is in the same line of business as the Company.

     6. INJUNCTIVE RELIEF. The Contractor agrees that it would be difficult to compensate Company fully for damages for any violation of the provisions of
Section 4 or Section 5 of this Agreement. Accordingly, the Contractor specifically agrees that Company shall be entitled to temporary and permanent injunctive relief to enforce Section 4 or Section 5 of this Agreement and that such relief may be granted without the necessity of providing actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of Company to claim and recover damages in addition to injunctive relief. The provisions of Section 4, Section 5 and this Section 6 shall survive the termination or expiration of this Agreement.

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     7. DEFAULT BY COMPANY.

     a) A default by Company shall exist upon the happening of one or more of the following events. .

          (i) Payment set forth in Paragraph 2 above is not received by Contractor within ten (10) days after the day its is due.

          (ii) The commencement of voluntary or involuntary insolvency proceedings against Company, or the Company otherwise dissolving, winding up or ceasing to do business.

     b) Upon default by Company hereunder, the full amount due hereunder shall become immediately due and payable. In such event, Contractor shall be entitled to pursue all available legal remedies to enforce the terms of this Agreement and shall be entitled to reimbursement by Company of all expenses and costs (including attorney's fees) in connection with such enforcement efforts.

     8. GENERAL PROVISIONS.

     (a) In the event of a merger or consolidation where Company is not the surviving or consolidated corporation, or in the event of a transfer of all or substantially all of the assets of Company, the transferee of Company's assets shall have the benefit of and be bound by the provisions of this Agreement.

     (b) It is agreed that he invalidity or unenforceability of any paragraph, section or provision (or any part of any thereof) of this Agreement shall not affect the validity or enforceability of any one or more of the other paragraphs, sections or provisions (or other parts of any such paragraph, section or provision) of this Agreement.

     (c) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any other or prior agreement between the parties hereto. This Agreement may not be amended, modified or renewed, nor may any of these provisions hereof be waived, except by a writing signed by the parties hereto. A waiver by either party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any term or condition, or of any subsequent breach thereof.

     (d) This Agreement may be assigned or transferred by either party only with the express written consent of the other.

     (e) Headings herein are for convenience only and shall in any way define, limit or affect this Agreement.

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     (f) Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to the Contractor's residence or to the Company's principal office, as the case may be.

     (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (h) This Agreement shall be governed by and construed in accordance with Florida law. Any dispute arising among the parties or under this Agreement shall be resolved by arbitration conducted at Tampa, Florida, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party (as determined by the arbitrator) shall be entitled to recover from the other party all costs and expenses, including but not limited to attorney fees, incurred in enforcing its rights under the arbitration process.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of and effective the day and year fist above written.

WITNESSES:                                     "CONTRACTOR"
                                               POLYNOS INVESTMENTS, N.V.



__________________________                 By:_________________________
                                               Sint Maarten International Trust
                                               Company, N.V. (SMITCO)
                                               Its: Managing Director


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WITNESSES:                                  "COMPANY"
                                            APOLLO INTERNATIONAL OF
                                            DELAWARE, INC.


_______________________                     By:______________________
                                                David W. Clarke
                                                Its: President

_______________________

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